EXHIBIT 10.1

FOURTH AMENDMENT TO TENTH RESTATED CREDIT AGREEMENT

This Fourth Amendment to Tenth Restated Credit Agreement (this “Fourth Amendment”), dated and effective as of September 27, 2019 (the “Fourth Amendment Effective Date”), is by and among CHAPARRAL ENERGY, INC., a Delaware corporation (the “Borrower”), each Guarantor party hereto (the “Guarantors”), ROYAL BANK OF CANADA, as Administrative Agent (“Administrative Agent”), and each of the Lenders party hereto.
W I T N E S S E T H:
WHEREAS, the Borrower, Administrative Agent, the other Agents party thereto, Issuing Bank, and the Lenders are parties to that certain Tenth Restated Credit Agreement dated as of December 21, 2017 (as amended, restated, or otherwise modified prior to the date hereof, the “Credit Agreement”) (unless otherwise defined herein, all terms used herein with their initial letter capitalized shall have the meanings given such terms in the Credit Agreement);

WHEREAS, pursuant to the Credit Agreement, the Lenders have made Loans to the Borrower; and

WHEREAS, the parties hereto desire to enter into this Fourth Amendment to (i) amend certain terms of the Credit Agreement as more specifically set forth herein and (ii) evidence the reaffirmation of the Borrowing Base at $325,000,000, in each case, to be effective on the Fourth Amendment Effective Date.

NOW THEREFORE, for and in consideration of the mutual covenants and agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the Borrower, Guarantors, Administrative Agent and the Lenders party hereto hereby agree as follows:

SECTION 1.Amendments. In reliance on the representations, warranties, covenants and agreements contained in this Fourth Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Credit Agreement is hereby amended effective as of the Fourth Amendment Effective Date in the manner provided in this Section 1.

1.1Amendment to Definition. The definition of “”EBITDAX” in Section 1.02 of the Credit Agreement is hereby amended and restated in its entirety to read as follows:

“EBITDAX” means, for any period, the sum of Consolidated Net Income for such period plus the following expenses or charges to the extent deducted from Consolidated Net Income in such period: (a) interest, (b) income and franchise taxes, (c) depreciation, depletion, amortization, exploration expenses and other noncash charges (including (i) non-cash losses resulting from mark-to-market in respect of Swap Agreements (including those resulting from the requirements of ASC Topic 815) and (ii) non-cash losses from the adoption of fresh start accounting in connection with the consummation of the Plan of Reorganization), (d) losses from asset dispositions (other than Hydrocarbons produced in the ordinary course of business), (e) losses, premiums, or fees related to or resulting from the full or partial extinguishment of Debt, (f) actual fees and transaction costs incurred by the Credit Parties in connection with the Bankruptcy Proceedings and the closing of this Agreement and the Transactions occurring on or about the Effective Date (other than, for the avoidance of doubt, severance payments and consulting fees paid to former officers and employees), (g) severance payments and consulting fees paid to former officers and employees not later than 10 days following the consummation of the Plan of Reorganization in connection with the Bankruptcy Proceedings in an amount not to exceed $4,000,000, (h) charges, reserves and expenses incurred on or before December 31, 2017 in connection with cost savings initiatives in an amount not to exceed $3,000,000, (i) any fees and expenses or charges incurred in connection with the implementation of fresh start accounting in an amount not to exceed $1,000,000, (j) to the extent incurred on or after January 1, 2019, any severance payments, retirement payments, consulting fees, and/or related charges paid or incurred in connection with any retirement, severance, or departure of employees or former employees in an amount not to exceed $4,000,000 in the aggregate during any Reference Period, and (k) actual fees and transaction costs incurred prior to the Effective Date in connection with the sale by certain Credit Parties of certain Oil and Gas Properties pursuant to that certain Asset Purchase and Sale Agreement, dated as of October 13, 2017, among Chaparral Energy, L.L.C., Chaparral CO2, L.L.C., Chaparral Real Estate, L.L.C. and Perdure Petroleum, LLC (including, without limitation, legal, accounting and financial advisory fees, title and environmental due diligence costs, employee retention, severance, or relocation expenses, costs and expenses related to the acceleration of long-term employee incentive awards, and contract termination and restructuring costs) in an amount not to exceed $4,000,000, minus all gains from asset dispositions (other than Hydrocarbons produced in the ordinary course of business) and gains related to or resulting from the full or partial extinguishment of Debt and all noncash income, in each case to the extent added to Consolidated Net Income in such period.  For the purposes of calculating EBITDAX (including any component thereof) for any period of four (4) consecutive fiscal quarters (each, a “Reference Period”) pursuant to any determination of the financial ratio contained in Section 9.01(a), if at any time during such Reference Period the Borrower or any Consolidated Restricted Subsidiary shall have made any Material Disposition or Material Acquisition, the EBITDAX for such Reference Period shall be calculated after giving pro forma effect thereto as if such Material Disposition or Material Acquisition had occurred on the first day of such Reference Period (such calculations to be determined by a Financial Officer in good faith and reasonably acceptable to the Administrative Agent).

1.2Amended and Restated Definition. The definition of “Loan Documents” in Section 1.02 of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

“Loan Documents” means this Agreement, the First Amendment, the Second Amendment, the Third Amendment, the Fourth Amendment, the Notes, the Letter of Credit Agreements, the Letters of Credit, the Engagement Letters and the Security Instruments.
1.3Additional Definitions. Section 1.02 of the Credit Agreement is hereby amended to add the following definitions to such Section in appropriate alphabetical order:

“BHC Act Affiliate” means, as to any Person, an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a

“covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).
“Covered Party” has the meaning assigned to such term in Section 12.19
“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“Fourth Amendment” means that certain Fourth Amendment to Tenth Restated Credit Agreement dated and effective as of the Fourth Amendment Effective Date, among the Borrower, the Guarantors party thereto, the Administrative Agent and the Lenders party thereto.
“Fourth Amendment Effective Date” means September 27, 2019.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
“QFC Credit Support” has the meaning assigned to such term in Section 12.19
“Supported QFC” has the meaning assigned to such term in Section 12.19
“U.S. Special Resolution Regimes” has the meaning assigned to such term in Section 12.19
1.4Amendment to Article I. Article I of the Credit Agreement is hereby amended by adding a new Section 1.07 therein to read in full as follows:

Section 1.07    Rates.     The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “LIBO Rate” or with respect to any comparable or successor rate thereto.
1.5Amendment and Restatement of Section 9.04(b)(i). Section 9.04(b)(i) of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

i.call, make or offer to make any optional or voluntary Redemption of or otherwise optionally or voluntarily Redeem (whether in whole or in part) any Permitted Senior Additional Debt, except that, (A) so long as no Borrowing Base Deficiency or Event of Default exists, the Borrower may, substantially contemporaneously with its receipt of any Net Proceeds from (1) any incurrence of Permitted Senior Additional Debt or (2) any sale of Equity Interests in the Borrower (other than Disqualified Capital Stock), prepay or otherwise Redeem Permitted Senior Additional Debt in an amount no greater than the amount of such Net Proceeds of such incurrence of Permitted Senior Additional Debt that remain after giving effect to any mandatory prepayments hereunder with such proceeds or such sale of Equity Interests of the Borrower and (B) the Borrower may prepay or otherwise Redeem Permitted Senior Additional Debt in an aggregate amount during the term of this Agreement not to exceed $30,000,000 from and after the Fourth Amendment Effective Date, so long as (1) no Event of Default shall exist at the time of such prepayment or Redemption or would result therefrom, (2) the Borrowing Base Utilization Percentage shall not exceed eighty percent (80%) immediately after giving effect to such prepayment or Redemption (and any Borrowings made in connection therewith), (3) immediately after giving effect to such prepayment or Redemption (and any Borrowings made in connection therewith), the ratio of Total Debt as of the date of such prepayment or Redemption to EBITDAX for the most recently ended four-fiscal quarter period for which financial statements are available does not exceed 2.75 to 1.00, and (4) such Permitted Senior Additional Debt is prepaid or otherwise Redeemed at less than the par value thereof; or

1.6Amendment and Restatement of Section 12.19 of the Credit Agreement. Section 12.19 of the Credit Agreement is hereby amended and restated in its entirety to read in full as follows:

Section 12.19    Acknowledgment Regarding Supported QFCs. To the extent that the Loan Documents provide support, through a guarantee or otherwise, for any Swap Agreement or any other agreement or instrument that is a QFC (such support, “QFC Credit Support”, and each such QFC, a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent that such transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than the extent to which such Default Rights could be exercised under the U.S. Special Resolution Regime if such Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that the rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.
SECTION 2.Borrowing Base. In reliance on the covenants and agreements contained in this Fourth Amendment, and subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, Administrative Agent and the Required Lenders agree that the Borrowing Base shall be and hereby is reaffirmed at $325,000,000, effective as of the Fourth Amendment Effective Date and continuing until the next Scheduled Redetermination, Interim Redetermination or other redetermination or adjustment of the Borrowing Base thereafter. The Borrower, the Administrative Agent, and the Lenders acknowledge that the reaffirmation of the Borrowing Base provided for in this Section 2 constitutes the Scheduled Redetermination intended to be effective on, or as promptly as reasonably practicable after, November 1, 2019, as referenced in Section 2.07(b) of the Credit Agreement, and that this Fourth Amendment constitutes the New Borrowing Base Notice with respect to such Scheduled Redetermination.

SECTION 3.Conditions Precedent to this Fourth Amendment. The effectiveness of this Fourth Amendment is subject to the satisfaction or waiver of each of the following conditions precedent:

3.1Counterparts. Administrative Agent shall have received counterparts hereof duly executed by the Borrower, each Guarantor and Lenders constituting Required Lenders.
3.2Fees and Expenses. Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Fourth Amendment Effective Date in accordance with Section 12.03 of the Credit Agreement and, to the extent invoiced at least one Business Day prior to the Fourth Amendment Effective Date, Section 5.3 hereof.
3.3Other Documents. Administrative Agent shall have been provided with such other documents, instruments and agreements, and the Borrower shall have taken such actions, as Administrative Agent or counsel to Administrative Agent may reasonably require in connection with this Fourth Amendment and the transactions contemplated hereby.

SECTION 4.Representations and Warranties of the Credit Parties. To induce the Lenders and Administrative Agent to enter into this Fourth Amendment, each Credit Party hereby represents and warrants to the Lenders and Administrative Agent as follows:

4.1Reaffirm Existing Representations and Warranties. Each representation and warranty of each Credit Party contained in the Credit Agreement and the other Loan Documents is true and correct in all material respects on the date hereof and will be true and correct in all material respects after giving effect to the amendments set forth in Section 1 hereof, except to the extent that (a) any such representation and warranty is expressly limited to an earlier date, in which case such representation and warranty is and will be true and correct in all material respects as of such specified earlier date and (b) any such representation and warranty is expressly qualified by materiality or by reference to Material Adverse Effect, in which case such representation and warranty (as so qualified) is and will be true and correct in all respects.
4.2Due Authorization. The execution, delivery and performance by each Credit Party that is a party hereto of this Fourth Amendment are within such Credit Party’s corporate, limited liability company, or partnership powers (as applicable) and have been duly authorized by all necessary corporate, limited liability company, or partnership action (as applicable).
4.3Validity and Enforceability. This Fourth Amendment constitutes the valid and binding obligation of each Credit Party that is a party hereto, enforceable against such Credit Party in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
4.4No Default, Event of Default or Borrowing Base Deficiency. No Default, Event of Default or Borrowing Base Deficiency has occurred and is continuing.

SECTION 5.Miscellaneous.
5.1Reaffirmation of Loan Documents and Liens. Any and all of the terms and provisions of the Credit Agreement and the other Loan Documents shall, except as amended or otherwise modified hereby,

remain in full force and effect. Except to the extent expressly set forth herein, the amendments contemplated hereby shall not limit or impair any Liens securing the Indebtedness, each of which are hereby ratified and affirmed to secure the Indebtedness as such Indebtedness may be increased or otherwise affected by this Fourth Amendment.
5.2Parties in Interest. All of the terms and provisions of this Fourth Amendment shall bind and inure to the benefit of the parties hereto and their respective successors and permitted assigns.
5.3Legal Expenses. The Borrower hereby agrees to pay, as and when required by Section 12.03 of the Credit Agreement, all reasonable and documented out-of-pocket fees and expenses of counsel to Administrative Agent incurred by Administrative Agent in connection with the preparation, negotiation and execution of this Fourth Amendment and all related documents.
5.4Counterparts. This Fourth Amendment may be executed in counterparts (and by the different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Fourth Amendment by fax or other electronic transmission (e.g., .pdf) shall be effective as delivery of a manually executed counterpart of this Fourth Amendment.
5.5Complete Agreement. THIS FOURTH AMENDMENT, THE CREDIT AGREEMENT AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT AMONG THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN OR AMONG THE PARTIES.
5.6Headings. The headings, captions and arrangements used in this Fourth Amendment are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify or modify the terms of this Fourth Amendment, nor affect the meaning thereof.
5.7Effectiveness. This Fourth Amendment shall be effective automatically and without necessity of any further action by the Borrower, Administrative Agent or Lenders when counterparts hereof have been executed by the Borrower, each Guarantor, Administrative Agent and Lenders constituting Required Lenders, and all conditions to the effectiveness hereof set forth herein have been satisfied. Administrative Agent shall notify the Borrower and the Lenders of the effectiveness of this Fourth Amendment, and such notice shall be conclusive and binding.
5.8Governing Law. This Fourth Amendment shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed as of the day and year first above written.

BORROWER:	CHAPARRAL ENERGY, INC., a Delaware corporation

By: /s/ K. Earl Reynolds
Name: K. Earl Reynolds
Title: Chief Executive Officer

GUARANTORS:	CHAPARRAL ENERGY, L.L.C., an Oklahoma limited liability company

By: /s/ K. Earl Reynolds
Name: K. Earl Reynolds
Title: Chief Executive Officer

CHAPARRAL RESOURCES, L.L.C., an Oklahoma limited liability company
By: /s/ K. Earl Reynolds
Name: K. Earl Reynolds
Title: Chief Executive Officer

CHAPARRAL CO2, L.L.C., an Oklahoma limited liability company
By: /s/ K. Earl Reynolds
Name: K. Earl Reynolds
Title: Chief Executive Officer

CEI ACQUISITION, L.L.C., a Delaware limited liability company
By: /s/ K. Earl Reynolds
Name: K. Earl Reynolds
Title: Chief Executive Officer

CEI PIPELINE, L.L.C., a Texas limited liability company
By: /s/ K. Earl Reynolds
Name: K. Earl Reynolds
Title: Chief Executive Officer

CHAPARRAL REAL ESTATE, L.L.C., an Oklahoma limited liability company
By: /s/ K. Earl Reynolds
Name: K. Earl Reynolds
Title: Chief Executive Officer

GREEN COUNTRY SUPPLY, INC., an Oklahoma corporation
By: /s/ K. Earl Reynolds
Name: K. Earl Reynolds
Title: Chief Executive Officer

CHAPARRAL EXPLORATION, L.L.C., a Delaware limited liability company
By: /s/ K. Earl Reynolds
Name: K. Earl Reynolds
Title: Chief Executive Officer

ROADRUNNER DRILLING, L.L.C., an Oklahoma limited liability company
By: /s/ K. Earl Reynolds
Name: K. Earl Reynolds
Title: Chief Executive Officer

CHAPARRAL BIOFUELS, L.L.C., an Oklahoma limited liability company
By: /s/ K. Earl Reynolds
Name: K. Earl Reynolds
Title: Chief Executive Officer

ADMINISTRATIVE AGENT:	ROYAL BANK OF CANADA

By: /s/ Rodica Dutka
Name: Rodica Dutka
Title: Manager, Agency Services Group

LENDER:	ROYAL BANK OF CANADA

By: /s/ Emilee Scott
Name: Emilee Scott
Title: Manager, Agency Services Group

LENDER:        CAPITAL ONE, NATIONAL ASSOCIATION
By:
Name:
Title:

LENDER:        NATIXIS, NEW YORK BRANCH
By: /s/ Vikram Nath
Name: Vikram Nath
Title: Director

By: /s/ Brian O'Keefe
Name: Brian O'Keefe
Title: Vice President

LENDER:        KEYBANK NATIONAL ASSOCIATION

By: /s/ David M. Bornstein
Name: David M. Bornstein
Title: Senior Vice President

LENDER:        SOCIÉTÉ GÉNÉRALE
By: /s/ Farhan Musharrif
Name: Farhan Musharrif
Title: Director

LENDER:        ABN AMRO CAPITAL USA LLC
By: /s/ Darrel Holley
Name: Darrel Holley
Title: Managing Director

By: /s/ Scott Myatt
Name: Scott Myatt
Title: Executive Director

LENDER:	CANADIAN IMPERIAL BANK OF COMMERCE, NEW YORK BRANCH
By: /s/ Donavan C. Broussard
Name: Donavan C. Broussard
Title: Authorized Signatory

By: /s/ Scott W. Danvers
Name: Scott W. Danvers
Title: Authorized Signatory

LENDER:            BBVA USA
By: /s/ Julia Barnhill
Name: Julia Barnhill
Title: Vice President

LENDER:	CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK
By: /s/ Michael Willis
Name: Michael Willis
Title: Managing Director

By: /s/ Parker Laville, III
Name: Parker Laville, III
Title: Managing Director

LENDER:        THE HUNTINGTON NATIONAL BANK
By: /s/ Gregory R. Ryan
Name: Gregory R. Ryan
Title: Managing Director

LENDER:	THE TORONTO-DOMINION BANK, NEW YORK BRANCH
By: /s/ Peter Kuo
Name: Peter Kuo
Title: Authorized Signatory

LENDER:        BANK OF AMERICA, N.A.
By: /s/ Raza Jafferi
Name: Raza Jafferi
Title: Director

LENDER:            EAST WEST BANK
By: /s/ Aaron Sizemore
Name: Aaron Sizemore
Title: First Vice President

LENDER:        COMERICA BANK
By:
Name:
Title: